U. S. Securities and Exchange Commission

Washington, D.C. 20549

Form 10-12G

GENERAL FORM FOR REGISTRATION OF
SECURITIES OF
SMALL BUSINESS ISSUERS

Under Section 12(b) or 12(g) of the Securities
Exchange Act of 1934

ALADDIN INTERNATIONAL, INC.

(Name of Small Business Issuer in its charter)

Minnesota	41-1683548
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2575 Pearl Street, Suite 220

Boulder, CO 80302

(Address of Principal Executive Offices)

Registrant’s telephone number: (303) 499-6000

Securities to be registered under Section 12(b) of the Act:

Title of each class Name of each exchange on
to be so registered which each class is to be registered
Not Applicable

Securities to be registered under Section 12(g) of the Act:

Common Stock

(Title of class)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer,” and “smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

ITEM 1. DESCRIPTION OF BUSINESS

Aladdin International, Inc. (the "Registrant" or "Company") was incorporated under the laws of the state of Minnesota on May 3, 1972. The Company was a franchisee of fast food restaurants in Milwaukee, Wisconsin until the franchised restaurants were sold in October 1998.  After the sale, the Company has been engaged in searching for a merger candidate that would expand the Company’s business plan. In an effort to improve the Company’s ability to find a private operating company interested in engaging in a merger or acquisition transaction with the Company, the Company’s Board of Directors determined that the Company should sell its remaining real estate assets, distribute the sale proceeds to the Company’s shareholders and expand the Company’s Board and management team to include persons who have been successful in completing mergers of private operating companies with public blank-check companies.

On February 14, 2008, the Company entered into a Stock Purchase Agreement with Michael Friess and Sanford Schwartz, both of whom have been successful in completing merger transactions between public blank-check companies they controlled with private operating companies.  The Stock Purchase Agreement provided that some time following the sale of the Company’s real estate and the distribution of the sale proceeds to the Company’s shareholders, each of Mr. Friess and Mr. Schwartz would purchase 1,819,374 shares of the Company’s common stock (representing 40% of the then-to-be outstanding shares of the Company’s common stock) for $10,000.  On June 24, 2010, the Company sold the real estate.  The Board of Directors declared a dividend of $0.148 per share paid on May 6, 2011, to its shareholders of record on March 31, 2011.  On July 16, 2014, in connection with the sale of the shares to Mr. Friess and Mr. Schwartz, Mr. Friess and Mr. Schwartz were appointed to the Company’s Board of Directors, the then current Directors resigned from the Board, Mr. Friess was appointed CEO of the Company, and Mr. Schwartz was appointed CFO and Secretary.

The Company plans to hold a shareholder meeting to reincorporate the Company in the State of Nevada and amend the Articles of Incorporation to increase the authorized common stock of the Company to eight hundred million (800,000,000) shares of common stock and to authorize the creation of preferred stock.

The Company has opted to become a "blank check" company and to further engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

The Company has opted to register its common stock pursuant to section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) in an effort to maximize shareholder value. The best use and primary attraction of the Company as a merger partner or acquisition vehicle will be its status as a reporting public company. Any business combination or transaction is expected to result in a significant issuance of shares and substantial dilution to present stockholders of the Company.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any additional offerings of the Company's securities, either debt or equity, until such time as the Company has successfully implemented its business plan described herein.

The Company maintains headquarters at the office of its President. The Company’s website is www.aladdininternationalinc.com. The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report. The Company will file reports with the SEC.

The public may read and copy any materials the Company files with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330.  Additionally, the SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at: http://www.sec.gov.

Employees

We currently have no employees. Michael Friess and Sanford Schwartz each devote approximately 5-10% of their time to the Company's business. Our management expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as we are seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

ITEM 1A. RISK FACTORS

A. Conflicts of Interest. There are certain conflicts of interest between us and our officers and directors. They have other business interests to which they currently devote attention, and are expected to continue to do so. As a result, conflicts of interest may arise that can be resolved only through their exercise of judgment in a manner which is consistent with their fiduciary duties to the Company.

It is anticipated that our principal shareholders may actively negotiate or otherwise consent to the purchase of all or a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. In this process, our principal shareholders may consider their own personal pecuniary benefit rather than the best interests of our other shareholders, and the other shareholders are not expected to be afforded the opportunity to approve or consent to any particular stock buy-out transaction.

B. Need for Additional Financing. We have very limited funds, and such funds are unlikely to be adequate to take advantage of any available business opportunities. Even if our funds prove to be sufficient to acquire an interest in, or complete a transaction with, a business opportunity, we may not have enough capital to exploit the opportunity. Our ultimate success may depend upon our ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until we determine a need for additional financing.

If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If such funds are not available, our operations will be limited to those that can be financed with our modest capital.

C. Regulation of Penny Stocks. Our securities, when available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of our shareholders in this offering to sell their securities in any market that might develop.

Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The Company's management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

D. No Operating History or Revenue and Minimal Assets. The Company has had no operating history nor any revenues or earnings from operations since 1998. The Company has no significant assets or significant financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination.

E. No Assurance of Success or Profitability. There is no assurance that we will acquire a business opportunity. Even if we should become involved in a business opportunity, there is no assurance that it will generate revenues or profits, or that the market price of our common stock will be increased thereby.

F. Possible Business - Not Identified and Highly Risky. We have not identified and have no commitments to enter into or acquire a specific business opportunity. Therefore we can disclose the risks and hazards of a business or opportunity that we may enter into in only a general manner, and cannot disclose the risks and hazards of any specific business or opportunity. An investor can expect a potential business opportunity to be quite risky. Our acquisition of or participation in a business opportunity will likely be highly illiquid and could result in a total loss to us and our shareholders if the business or opportunity proves to be unsuccessful.

G. Type of Business Acquired. The type of business to be acquired may be one that desires to avoid affecting its own public offering and the accompanying expense, delays, uncertainties, and federal and state requirements which purport to protect investors. Because of our limited capital, it is more likely than not that any acquisition will involve other parties whose primary interest is the acquisition of control of a publicly traded company. Moreover, any business opportunity acquired may be currently unprofitable or present other negative factors.

H. Impracticability of Exhaustive Investigation. Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before we commit to such opportunity. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like, which, if we had more funds, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the business opportunity seeking our participation. A significant portion of our available funds may be expended for investigative expenses and other expenses related to preliminary aspects of completing an acquisition transaction, whether or not any business opportunity investigated is eventually acquired.

I. Lack of Diversification. Because of our limited financial resources, it is unlikely that we will be able to diversify our acquisitions or operations. This probable inability to diversify our activities into more than one area will subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

J. Requirement of Audited Financial Statements May Disqualify Business Opportunities. Management of the Company believes that any potential business opportunity must provide audited financial statements for review, and for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with the Company, rather than incur the expenses associated with preparing audited financial statements.

K. Other Regulation. An acquisition we make may be of a business that is subject to regulation or licensing by federal, state, or local authorities. Compliance with such regulations and licensing can be expected to be a time-consuming, expensive process and may limit our other investment opportunities.

L. Dependence Upon Management; Limited Participation of Management. We will be heavily dependent upon the skills, talents, and abilities of our officers and directors to implement our business plan, and may, from time to time, find that the inability of such persons to devote their full-time attention to our business results in a delay in progress toward implementing our business plan. Furthermore, we will be entirely dependent upon the experience of our officers and directors in seeking, investigating, and acquiring a business and in making decisions regarding our operations. Because investors will not be able to evaluate the merits of our possible business acquisitions, they should critically assess the information concerning our officers and directors.

M. Lack of Continuity in Management. The Company does not have an employment agreement with any of its officers or directors, and as a result, there is no assurance that they will continue to manage the Company in the future. In connection with the acquisition of a business opportunity, it is likely the current officers and directors of the Company will resign. A decision to resign will be based upon the identity of the business opportunity and the nature of the transaction, and is likely to occur without the vote or consent of the shareholders of the Company.

N. Indemnification of Officers and Directors. Our Articles of Incorporation provide that we will indemnify our directors, officers, employees, and agents to the fullest extent permitted by Minnesota law. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures which we may be unable to recoup.

O. Dependence Upon Outside Advisors. To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by our officers without any input from shareholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to the Company. In the event management considers it necessary to hire outside advisors, they may elect to hire persons who are affiliates of one or more officers or directors of the Company, if they are able to provide the required services.

P. Leveraged Transactions. There is a possibility that any acquisition of a business opportunity we make may be leveraged, i.e., we may finance the acquisition of the business opportunity by borrowing against the assets of the business opportunity to be acquired, or against the projected future revenues or profits of the business opportunity. This could increase our exposure to losses. A business opportunity acquired through a leveraged transaction is profitable only if it generates enough revenues to cover the related debt and expenses. Failure to make payments on the debt incurred to purchase the business opportunity could result in the loss of a portion or all of the assets acquired. There is no assurance that any business opportunity acquired through a leveraged transaction will generate sufficient revenues to cover the related debt and expenses.

Q. Competition. The search for potentially profitable business opportunities is intensely competitive. We expect to be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities than we do. These competitive conditions will exist in any industry in which we may become interested.

R. No Foreseeable Dividends. We have not paid cash dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

S. Loss of Control by Present Management and Shareholders. We may consider an acquisition in which we would issue as consideration for the business opportunity to be acquired, an amount of our authorized but unissued common stock that would, upon issuance, represent the great majority of the voting power and equity of the Company. The result of such an acquisition would be that the acquired company's shareholders and management would control the Company, and our management could be replaced by persons unknown at this time. Such a merger would result in a greatly reduced percentage of ownership by our current shareholders.

T. No Public Market Exists. There is no public market for our common stock, and no assurance can be given that a market will develop or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of the securities. Because of the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

U.  Government Regulations.  Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities.  If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act.  If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs.  We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

V.  Potential Acquisitions.  If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States.  These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences.  Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payment positions, and in other respects.

ITEM 2. FINANCIAL INFORMATION

General Business Plan

At this time, the Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is intentionally general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See "FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

The Company intends to advertise and promote the Company privately. The Company has not yet prepared any notices or advertisements.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes), for all shareholders and other factors.

The Company has, and will continue to have, little or no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's and 10-Q's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "Exchange Act") specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the Exchange Act. The officers and directors of the Company have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officers and directors of the Company. Management intends to concentrate on identifying preliminary prospective business opportunities, which may be brought to its attention through present associations of the Company's officers and directors. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition of acceptance of products, services, or trades; name identification; and other relevant factors. The Company will not acquire or merge with any company for which audited financial statements cannot be obtained prior to the closing of the proposed transaction.

The officers of the Company have experience in managing companies similar to the Company and shall rely upon their own efforts, in accomplishing the business purposes of the Company. The Company may from time to time utilize outside consultants or advisors to effectuate its business purposes described herein. No policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid. However, because of the limited resources of the Company, it is likely that any such fee the Company agrees to pay would be paid in stock and not in cash.

The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition.

It is anticipated that the Company will require approximately $50,000 during the next 12 months to implement its business plan described herein. The Company has limited capital with which to pay these anticipated expenses. It is the intent of management to provide the working capital necessary to support and preserve the integrity of the Company but there is no legal obligation for management to provide any additional funding to the Company. The Company has not identified any alternative sources and there is substantial doubt about the Company’s ability to continue as a going concern.

ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of the Company will no longer be in control of the Company. In addition, the Company's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders or may sell their stock in the Company. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

With respect to any merger or acquisition, the negotiations with target company management is expected to focus on the percentage of the Company which the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated hereinabove, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements prior to the closing of the proposed transaction. Upon the effective date of this registration statement, the Company is subject to all of the reporting requirements included in the Exchange Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K.  The Company does not intend to provide the Company's security holders with any disclosure documents, including audited financial statements, concerning an acquisition or merger candidate and its business prior to the consummation of any acquisition or merger transaction.

The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

ITEM 3. PROPERTIES

The Company has no properties and at this time has no agreements to acquire any properties. The Company currently maintains a mailing address at 2575 Pearl Street, Suite 220, Boulder, CO, which is the address of its President. The Company pays no rent for the use of this mailing address. The Company does not believe that it will need to maintain an office at any time in the foreseeable future in order to carry out its plan of operations described herein.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth certain information as of September 30, 2014 regarding the beneficial ownership of the Company's common stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock, (ii) by each director and executive officer of the Company and (iii) by all executive officers and directors of the Company as a group. Each of the persons named in the table has sole voting and investment power with respect to common stock beneficially owned.

	NUMBER OF	PERCENTAGE
	SHARES OWNED	OF SHARES
NAME AND ADDRESS	OR CONTROLLED	OWNED

Michael Friess	1,819,374	40.00%
2575 Pearl St., Suite 220
Boulder, CO 80302

Sanford Schwartz	1,819,374	40.00%
2575 Pearl St., Suite 220
Boulder, CO 80302

Jan Ebbert	296,962	6.53%
3806 Abbott Ave South
Minneapolis, MN 55410

All Officers and Directors as a Group	3,638,748	80.00%

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

Officers and Directors

The following table sets forth certain information concerning each of the Company's directors and executive officers:

NAME	AGE	POSITION

Michael Friess	64	Chairman of the Board, President and CEO

Sanford Schwartz	64	CFO, Secretary, Director

There are no agreements or understandings for any officer or director to resign at the request of another person and none of the above named officers and directors are acting on behalf of or will act at the direction of any other person.

There is no family relationship between any director or executive officer of the Company.

The Board of Directors presently has no committees.

Set forth below are the names of all directors and executive officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the business experience of such persons during at least the last five years:

Michael Friess is currently a self-employed attorney licensed to practice law in the State of Colorado. He was a partner from January 1983 to December 1993 in the New York City law firm of Schulte, Roth & Zabel, where his practice emphasized taxation. Mr. Friess has served as Chairman of the Board and CEO of the Company from July 2014 to the present. Mr. Friess served on the Board of Directors of Oralabs Holding Corporation (NASDAQ: OLAB) from September 1997 until December 2006. In an average week, Mr. Friess spends approximately 5 hours on Company matters. Mr. Friess was appointed a director because of his extensive legal and business acquisitions experience, including working with public blank check companies interested in merging with a private operating company.

Sanford Schwartz is the Chairman of Creative Business Strategies, LLC, a business consulting firm in Boulder, Colorado co-founded by Mr. Schwartz in 1985 that provides business development, management and restructuring services to business owners and companies, including companies engaged in real estate management and development and various sectors of the healthcare industry. Mr. Schwartz has served as a director of the Company and CFO and Secretary from July 2014 to present. In an average week, Mr. Schwartz spends approximately 5 hours on Company matters. Mr. Schwartz was appointed a director because of his over 25 years of business acquisition and development experience, including working with public blank check companies interested in merging with a private operating company.

Previous Blank-Check Experience

Mr. Michael Friess, President and a director of the Company, and Mr. Sanford Schwartz, Chief Financial Officer and a director of the Company, have both been involved either as an officer or director, or both, with other blank-check companies, which have completed some form of corporate reorganization. To date, Mr. Friess and Mr. Schwartz have acquired a majority interest in six companies, in addition to the Company, that had no significant assets or business operations, obtained the management, accounting and legal services and provided the funds required to register the common stock of each of the companies pursuant to Section 12(g) of the Securities Exchange Act of 1934 and, if necessary, to satisfy outstanding obligations of the company and found private investors or private operating companies interested in merging an operating company with the company.  Typically, Mr. Friess and Mr. Schwartz have then sold all or substantially all of their interests in the company to the parties interested in merging a private operating company with the company. The officers and directors of the Company intend to work on developing additional registered blank check companies. The following is a list of the blank-check companies with which the Company's officers and directors have previously been involved during the last five years:

Hemcure, Inc. (HMCU), Commission File #000-51543, was organized to provide administrative and marketing services to physicians or physician groups who emphasized outpatient non-surgical treatment for hemorrhoids. Mr. Friess and Mr. Schwartz acquired ownership of 73% of HMCU’s then outstanding shares during April 2005 and sold all of their shares of  HMCU to private investors for $325,000 during June 2006, following which HMCU became Aurasound, Inc. listed on the OTCBB symbol (ARAU). Current officers and directors of the Company are not currently officers, directors or employees of ARAU and, therefore, have no direct knowledge of the business operations or possible pending acquisition, business combinations or mergers of ARAU. ARAU does not appear to be current in all of its filings with the Securities and Exchange Commission.

Implant Technologies, Inc. (IMLT), Commission File #000-17064, was formed for the purpose of developing and marketing medical products. During April 2006, Mr. Friess and Mr. Schwartz acquired ownership of 80% of IMLT’s then outstanding shares of common stock and from April 2006 to July, 2007, Mr. Friess served as Secretary, Treasurer and a director and Mr. Schwartz served as a director of IMLT.  During July 2007, they sold all of their shares of IMLT to private investors for $582,500 and IMLT became Oasis Online Technologies Corp listed on the OTCBB symbol (OOLN), a company seeking acquisitions in the online security and authentication market. Current officers and directors of the Company are not currently officers, directors or employees of OOLN and, therefore, have no direct knowledge of the business operations or possible pending acquisition, business combinations or mergers of OOLN. OOLN does not appear to be current in its filings with the Securities and Exchange Commission.

Discovery Technologies, Inc. (DSVY), Commission File #000-18606, was formed to design, manufacture and market video products that transmit pictures over standard voice-grade telephone lines. In June 2006, the sole remaining director, appointed Michael Friess as President, CEO and a director of the company, and Sanford Schwartz as a director of the company, and Mr. Friess and Mr. Schwartz acquired ownership of 80% of DSVY’s then outstanding shares of common stock. During December 2007, Mr. Friess and Mr. Schwartz sold their shares of DSVY for $550,000 and DSVY became China Green Agriculture listed on the OTCBB symbol (CGA). Immediately following the transaction, Mr. Friess and Mr. Schwartz owned 111,386 shares of CGA’s common stock (representing approximately 1% of CGA’s then outstanding shares of common stock). Current officers and directors of the Company are not currently officers or directors or employees of CGA and, therefore, have no direct knowledge of the business operations or possible pending acquisitions, business combinations or mergers of CGA. CGA appears to be current in its filings with the Securities and Exchange Commission.

Certified Technologies Corporation (CFDT), Commission File #000-52786, was formed to market a fire retardant chemical formulation to the commercial aviation and business furniture industries. In February 2007, Michael Friess and Sanford Schwartz acquired 51% of CFDT’s then outstanding shares of common stock and Mr. Friess was appointed President, CEO and a director and Mr. Schwartz was appointed a director. During May 2008, Mr. Friess and Mr. Schwartz sold substantially all of their shares of CFTD for $740,000 and CFDT became Zhaoheng Hydropower CO listed on the OTCBB symbol (ZHYP). Immediately following the transaction, Mr. Friess and Mr. Schwartz owned 444,498 shares of ZHYP’s common stock (representing approximately 1% of ZHYP’s then outstanding shares of common stock). Current officers and directors of the Company are not currently officers or directors or employees of ZHYP and, therefore, have no direct knowledge of the business operations or possible pending acquisitions, business combinations or merger of ZHYP. ZHYP appeared to be current in all of its filings with the Securities and Exchange Commission through May, 2009, and has since moved the Company from the United States and filed a Form 15-12G terminating its filing requirements with the Securities and Exchange Commission.

Henry County Plywood Corporation (HRYC), Commission File #000-53208, was formed to purchase, lease, sell, manufacture and deal in lumber, and other wood products. In August 2006, Michael Friess and Sanford Schwartz acquired 80% of HRYC’s then outstanding shares of common stock and Mr. Friess was appointed President, CEO and a director of the company, Sanford Schwartz was appointed a director of the company. In October 2007, Messrs. Friess and Schwartz resigned as officers and directors of the Company, and in May 2008 Mr. Friess was reappointed to the Board. In January 2009, Mr. Friess and Mr. Schwartz sold most of their shares of HRYC for $500,000 and HRYC became Sino Green land Corp listed on the OTCBB symbol (SGLA). Immediately following the transaction, Mr. Friess and Mr. Schwartz owned a total of 999,778 shares of SGLA’s common stock (representing approximately 1% of SGLA’s then outstanding shares of common stock). Current officers and directors of the Company are not currently officers or directors or employees of SGLA and, therefore, have no direct knowledge of the business operations or possible pending acquisitions, business combinations or merger of SGLA. SGLA appeared to be current in all of its filings with the Securities and Exchange Commission through February 2012, and has since moved the Company from the United States and filed a Form 15-12G terminating its filing requirements with the Securities and Exchange Commission.

P I Services, Inc. (PISV), Commission File #000-53263, was formed as Sweet Little Deal. In August 2007, Michael Friess and Sanford Schwartz acquired 80% of PISV’s then outstanding shares of common stock and Mr. Friess was appointed President and Chairman of the Board of the company, Mr. Schwartz was appointed a director of the company. In January 2009, Physicians was reincorporated in the State of Nevada through a merger with P I Services, Inc.  In March 2010, Mr. Friess and Mr. Schwartz sold most of their shares of PISV for $275,000 and PISV became China Lithium Technologies Inc. listed on the OTCBB symbol (CLTT). Immediately following the transaction, Mr. Friess and Mr. Schwartz owned a total of 1,330,468 shares of CLTT’s common stock (approximately 3% of CLTT’s then outstanding shares of common stock). Current officers and directors of the Company are not currently officers or directors or employees of CLTT and, therefore, have no direct knowledge of the business operations or possible pending acquisitions, business combinations or merger of CLTT. CLTT does not appear to be current in all of its filing with the Securities and Exchange Commission.

Fona, Inc. (FNAM), Commission File #000-54129, was formed as Fonahome Corporation to develop and market an interactive information and advertising service. In 2009, Michael Friess and Sanford Schwartz acquired 50.1% of FNAM’s then outstanding shares of common stock and Mr. Friess was appointed President and Chairman of the Board of the company, and Mr. Schwartz was appointed a director of the Company. In March 2009, the Company was reincorporated in the State of Nevada through a merger with Fona, Inc. On June 6, 2014, Mr. Friess and Mr. Schwartz each sold 366,000 shares of Fona, Inc. for $72,500. On October 6, 2014, Mr. Friess and Mr. Schwartz each sold 1,530,901 shares of FNAM for $32,376. Mr. Friess and Mr. Schwartz currently each own 80,574 shares of FNAM’s common stock (less than 2% of FNAM’s then outstanding shares of common stock). Mr. Friess and Mr. Schwartz are no longer officers or directors of Fona, Inc. and, therefore, have no direct knowledge of the business operations or possible pending acquisitions, business combinations or merger of FNAM. FNAM appears to be current in all of its filing with the Securities and Exchange Commission.

Conflicts of Interest

The Company's officers and directors have in the past and may in the future be officers and directors of other companies of a similar nature and with a similar purpose as the Company. Consequently, there are potential inherent conflicts of interest in Mr. Friess and Mr. Schwartz serving as officers and directors of the Company. Insofar as the officers and directors are engaged in other business activities, management anticipates it will devote only a minor amount of time to the Company's affairs. The officers and directors of the Company may in the future become shareholders, officers or directors of other companies which may be formed for the purpose of engaging in business activities similar to those conducted by the Company. The Company does not currently have a right of first refusal pertaining to opportunities that come to management's attention even if the opportunities relate to the Company's proposed business operations.

The officers and directors are, so long as they are officers or directors of the Company, subject to the restriction that all opportunities contemplated by the Company's plan of operation which come to their attention in the performance of their duties as officers and directors of the Company will be considered opportunities of, and be made available to the Company.  However, they are under no obligation to make any opportunities that come to their attention in the performance of their duties for any other companies or in any other manner available to the Company. Except as set forth above, the Company has not adopted any other conflict of interest policy with respect to such transactions.

Investment Company Act of 1940

Management believes the Company is not subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations, which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940. Any violation of such Act would subject the Company to material adverse consequences.

ITEM 6. EXECUTIVE COMPENSATION

None of the Company's officers or directors receives any compensation for their respective services rendered to the Company, nor have they received such compensation. They have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the Company has generated revenues from operations after consummation of a merger or acquisition. As of the date of this registration statement, the Company has minimal funds available to pay officers or directors. Further, none of the officers or directors are accruing any compensation pursuant to any agreement with the Company.

It is possible that, after the Company successfully consummates a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or more members of the Company's management for the purposes of providing services to the surviving entity, or otherwise provide other compensation to such persons. However, the Company has adopted a policy whereby the offer of any post-transaction remuneration to members of management will not be a consideration in the Company's decision to undertake any proposed transaction. Each member of management has agreed to disclose to the Company's Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with the Company and further, to abstain from voting on such transaction. Therefore, as a practical matter, if each member of the Company's Board of Directors is offered compensation in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by the Company's Board of Directors as a result of the inability of the Board to affirmatively approve such a transaction.

It is possible that persons associated with management may refer a prospective merger or acquisition candidate to the Company. In the event the Company consummates a transaction with any entity referred by associates of management, it is possible that such an associate will be compensated for their referral. It is anticipated that this fee will be either in the form of restricted common stock issued by the Company as part of the terms of the proposed transaction, or will be in the form of cash consideration. However, if such compensation is in the form of cash, such payment will be tendered by the acquisition or merger candidate, because the Company has minimal cash available. The amount of such compensation, if any, cannot be determined as of the date of this registration statement.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Registrant for the benefit of its employees.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

No officer, director, promoter, or affiliate of the Company has or proposes to have any direct or indirect material interest in any asset that we propose to acquire through security holdings, contracts, options, or otherwise.

We may pay any consulting or finder's fee for consulting services to assist management in evaluating a prospective business opportunity in stock or in cash. Any such issuance of stock would be made on an ad hoc basis. Accordingly, we are unable to predict whether or in what amount such compensation might be made.

We currently do not anticipate that we will pay any salary, consulting fee, or finder's fee to any of our directors or executive officers, or to any other affiliate except as described under "Executive Compensation" above.

We maintain a mailing address at the offices of our President, Michael Friess, located at 2575 Pearl St., Suite 220, Boulder, CO 80302 for which we pay no rent. We anticipate that following the consummation of a business combination with an acquisition candidate, our office will be moved, but cannot predict future office or facility arrangements with our officers, directors or affiliates.

Although we have no current plans to do so, it is possible that we may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the common stock held by our largest shareholders and their affiliates to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to our current shareholders, or requiring the future employment of specified officers and payment of salaries to them. It is more likely than not that any sale of securities by our current shareholders to an acquisition candidate would be at a price substantially higher than that originally paid by such shareholders. Any payment to current shareholders in the context of an acquisition in which we are involved would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

Securities issued by blank check companies cannot be resold under Rule 144, but must be registered under the Securities Act of 1933. The Company has no obligation to register these or any other shares under the Securities Act of 1933.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend at this time to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein.

ITEM 8. LEGAL PROCEEDINGS

Currently, there are no legal proceedings.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information.

There is not a market for the Company's securities. There are no outstanding options or warrants to purchase shares of common stock or securities convertible into shares of the Company’s common stock. The Company has no obligations to register any of its shares of common stock under the Securities Act of 1933. As of September 30, 2014, 909,687 of the Company’s outstanding shares are eligible for transfer without registration under the Act.

(b) Holders.

As of September 30, 2010, there were approximately 159 holders of the Company's Common Stock.

(c) Dividends.

No dividends have been paid by the Company on any of its securities in the two most recent fiscal years and such dividends are not contemplated in the foreseeable future.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

On July 16, 2014, the Board of Directors approved the issuance of 3,638,748 shares of its common stock, representing 80% of its then outstanding shares of common stock to two individuals, Sanford Schwartz and Michael Friess, for a $20,000 cash payment.  The capital was used to pay for the preparation of documents necessary to register the Company’s common stock pursuant to Section 12 (g) of the Securities Exchange Act of 1934. This transaction resulted in a change in control of the Company. The shares were issued without registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Act. No underwriters were involved and no commissions or other consideration was paid in connection with the exchange.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES

Common Stock

Our Articles of Incorporation authorize the issuance of 10,000,000 shares of common stock with no par value. As of September 30, 2014 there were 4,548,435 shares of common stock issued and outstanding. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets of the Company available to stockholders. All of the issued and outstanding shares of common stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent we issue additional shares of our common stock, the relative interests of then existing shareholders may be diluted.

Transfer Agent

As of the date hereof, the company transfer agent is Corporate Stock Transfer, Inc. in Denver Colorado.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles of Incorporation of the Company provide that the Company shall indemnify its officers and directors to the fullest extent permitted by Minnesota law. In addition, a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director provided such person acted in good faith and in a manner which he reasonable believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

INDEX TO FINANCIAL STATEMENTS

ALADDIN INTERNATIONAL, INC.

FINANCIAL STATEMENTS

with

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Aladdin International, Inc.

We have audited the accompanying balance sheets of Aladdin International, Inc. as of June 30, 2014 and 2013, and the related statements of operations, stockholders’ (deficit), and cash flows for the two years ended June 30, 2014 and 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aladdin International, Inc. as of June 30, 2014 and 2013, and the results of its operations and its cash flows for the two years ended June 30, 2014 and 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, the Company has no business operations and has negative working capital and stockholders’ deficits, which raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to this matter is also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Schumacher & Associates, Inc.

Certified Public Accountants

7931 S Broadway, #314

Littleton, CO  80122

October 22, 2014

ALADDIN INTERNATIONAL, INC

BALANCE SHEET

	September 30,	June 30,	June 30,
	2014	2014	2013
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$8,876	$574	$1,614

Total Current Assets	8,876	574	1,614

Other Assets:
Escrow refund receivable	-	-	949
Prepaid expenses	87	175	175

Total Other Assets	-	175	1,124

TOTAL ASSETS	$8,963	$749	$2,738

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accounts payable	$100	$-	$50
Accrued expenses	6,600	-	-
Advance from affiliates	-	2,499	2,499
Stock option liability	-	10,000	10,000

Total Current Liabilities	6,700	12,499	12,549

TOTAL LIABILITIES	6,700	12,499	12,549

Commitments and contingencies (Notes 1, 2, 3, 4, 5)

Stockholders' (DEFICIT)
Common stock, No par value 10,000,000 shares authorized, 4,548,435 issued and outstanding at September 30, 2014 and 909,687 issued and outstanding at June 30, 2014 and June 30, 2013	259,246	239,246	239,246
Additional paid-in capital	3,550	1,051	882
Accumulated (deficit)	(260,533)	(252,047)	(249,939)

TOTAL STOCKHOLDERS' (DEFICIT)	2,263	(11,750)	(9,811)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$8,963	$749	$2,738

The accompanying notes are an integral part of the financial statements.

 ALADDIN INTERNATIONAL, INC

 STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months	Three Months
	Ended	Ended
	September 30,	September 30,
	2014	2013

Revenues	$-	$-

Operating Expenses:
Audit fees	6,600	-
Professional fees	1,260	-
Transfer agent fees	586	388
Other	40	36

Total Operating Expenses	8,486	424

Net Operating (Loss)	(8,486)	(424)

Other Expenses:
Interest Expense	-	42

Total Other Expenses	-	-

Net (Loss)	$(8,486)	$(466)

Per Share	Nil	Nil

Weighted Average Shares Outstanding	3,948,641	909,687

The accompanying notes are an integral part of the financial statements.

ALADDIN INTERNATIONAL, INC

 STATEMENTS OF OPERATIONS

	Year	Year
	Ended	Ended
	June 30,	June 30,
	2014	2013

Revenues	$-	$-

Operating Expenses:
Transfer agent fees	1,795	1,600
Other	144	108

Total Operating Expenses	1,939	1,708

Net Operating (Loss)	(1,939)	(1,708)

Other Expenses:
Interest Expense	169	169

Total Other Expenses	169	169

Net (Loss)	$(2,108)	$(1,877)

Per Share	Nil	Nil

Weighted Average Shares Outstanding	909,687	909,687

The accompanying notes are an integral part of the financial statements.

 ALADDIN INTERNATIONAL, INC

STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT)

For the Period from July 1, 2012 through September 30, 2014

(Period from July 1, 2014 to September 30, 2014 is unaudited)

			Additional
	Common	Stock	Paid In	Accumulated
	Shares	Amount	Capital	(Deficit)	Total

Balance at July 1, 2012	909,687	$239,246	$713	$(248,062)	$(8,103)

Imputed Interest	-	-	169	-	169

Net Loss-year ended June 30,
2013	-	-	-	(1,877)	(1,877)

Balance at June 30, 2013	909,687	239,246	882	(249,939)	(9,811)

Imputed Interest	-	-	169	-	169

Net loss-year ended June 30, 2014	-	-	-	(2,108)	(2,108)

Balance at June 30, 2014	909,687	239,246	1,051	(252,047)	(11,750)

Conversion of advance from affiliate to paid-in capital (Note 4)	-	-	2,499	-	2,499

Issuance of stock for cash (Note 3)	3,638,748	20,000	-	-	20,000

Net loss-three months ended September 30, 2014 (unaudited)	-	-	-	(8,486)	(8,486)

Balance at September 30, 2014 (unaudited)	4,548,435	$259,246	$3,550	$(260,533)	$2,263

The accompanying notes are an integral part of the financial statements.

ALADDIN INTERNATIONAL, INC

STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months	Three Months
	Ended	Ended
	September 30,	September 30,
	2014	2013

Cash Flows from Operating Activities:
Net (loss)	$(8,486)	$(466)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Non cash interest	-	42
Increase (decrease) in accounts payable & accrued expenses	6,700	(200)
Decrease in pre-paid expenses	88	88
(Decrease) in option liability	(10,000)	-
Net Cash (Used in) Operating Activities	(11,698)	(536)

Cash Flows from Investing Activities:	-	-
Net Cash Provided by Investing Activities	-	-

Cash Flows from Financing Activities:
Issuance of common stock	20,000	-
Net Cash Provided by Financing Activities	20,000	-

Increase (Decrease) in Cash	8,302	(536)

Cash, Beginning of Period	574	1,614

Cash, End of Period	$8,876	$1,078

Interest Paid	$-	$-
Income Taxes Paid	$-	$-

Supplemental Disclosure of Non-Cash Transactions:
Conversion of advance from affiliates to additional paid-in capital	$2,499	$-

The accompanying notes are an integral part of the financial statements.

ALADDIN INTERNATIONAL, INC

STATEMENTS OF CASH FLOWS

	Year	Year
	Ended	Ended
	June 30,	June 30,
	2014	2013

Cash Flows from Operating Activities:
Net (loss)	$(2,108)	$(1,877)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Non cash interest	169	169
(Decrease) in accounts payable	(50)	(50)
Decrease in escrow receivable	949	-
Net Cash (Used in) Operating Activities	(1,040)	(1,758)

Cash Flows from Investing Activities:	-	-
Net Cash Provided by Investing Activities	-	-

Net Cash Provided by Financing Activities	-	-

Increase (Decrease) in Cash	(1,040)	(1,758)

Cash, Beginning of Period	1,614	3,372

Cash, End of Period	$574	$1,614

Interest Paid	$-	$-
Income Taxes Paid	$-	$-

The accompanying notes are an integral part of the financial statements.

ALADDIN INTERNATIONAL, INC

NOTES TO FINANCIAL STATEMENTS

June 30, 2014 and 2013

(References to the periods ended September 20, 2014 and 2013 are unaudited)

(1) Summary of Accounting Policies, and Description of Business

This summary of significant accounting policies of Aladdin International, Inc. (the “Company”) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

(a) Organization and Description of Business

The Company  was incorporated under the laws of the state of Minnesota on May 3, 1972. The Company was a franchisee of fast food restaurants in Milwaukee, Wisconsin until the franchised restaurants were sold in October 1998.  After the sale, the Company has been engaged in searching for a merger candidate that would expand the Company’s business plan.

(b) Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(c) Per Share Information

Earnings (loss) per share of common stock is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is not shown for periods in which the Company incurs a loss because it would be anti-dilutive.

(d) Basis of Presentation - Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has no business operations and has negative working capital and stockholders’ (deficits), which raise substantial doubt about its ability to continue as a going concern.

In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments relative to the recoverability of assets and classification of liabilities that might be necessary should the company be able to continue as a going concern. The Company has financed is operations primarily through the sale of stock and advances from a related party. There is no assurance that these advances will continue in the future.

Management has opted to commence filing with the Securities and Exchange Commission (SEC) and then to seek a business combination. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

ALADDIN INTERNATIONAL, INC

NOTES TO FINANCIAL STATEMENTS

June 30, 2014 and 2013

(References to the periods ended September 20, 2014 and 2013 are unaudited)

(1) Summary of Accounting Policies, Continued

(e) Recent Accounting Pronouncements

There were various accounting standards and interpretations issued during 2014 and 2013, none of which are expected to a have a material impact on the Company’s consolidated financial position, operations or cash flows.

(f) Risks and Uncertainties

The Company is subject to substantial business risks and uncertainties inherent in starting a new business. There is no assurance that the Company will be able to complete a business combination.

(g) Revenue Recognition

It  is  the  Company's   policy  that  revenue  is  recognized  in accordance  with SEC Staff  Accounting Bulletin (SAB) No.  104, "Revenue Recognition." Under SAB 104, product revenues (or service revenues) are recognized when persuasive   evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectability is reasonably assured.

(h) Cash and Cash Equivalents

The Company considers cash and cash equivalents to consist of cash on hand and demand deposits in banks with an initial maturity of 90 days or less.

(i) Fair Value of Financial Instruments

Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ASC Subtopic 825-10 ("ASC 825-10"), "Disclosures About Fair Value of Financial Instruments." ASC 825-10 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's cash, cash equivalents, accounts payable, and advance from affiliates approximate their estimated fair values due to their short-term maturities.

(j) Income Taxes

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) ASC 740, "Accounting for Income Taxes." The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, the effect of net operating losses, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

ALADDIN INTERNATIONAL, INC

NOTES TO FINANCIAL STATEMENTS

June 30, 2014 and 2013

(References to the periods ended September 20, 2014 and 2013 are unaudited)

(1) Summary of Accounting Policies, Continued

(l) Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents.  At June 30, 2014 and 2013, the Company had no amounts of cash or cash equivalents in financial institutions in excess of amounts insured by agencies of the U.S. Government.

(m) Unaudited Financial Statements

The balance sheet as of September 30, 2014, the statements of operations and cash flows for the three month periods ended September 30, 2014 and 2013, and the statement of stockholders’ (deficit) for the three month period ended September  30, 2014, have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures, normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. The results of operations for the three months ended September 30, 2014 are not necessarily indicative of results expected for the full year ending June 30, 2015. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in financial position at September 30, 2014 and 2013 and for all periods presented, have been made.

(n) Other

The Company has selected June 30 as its fiscal year end.

No advertising expense has been incurred.

The Company consists of one reportable business segment.

The Company has not entered into any leases.

(2) Income Taxes

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company’s deferred tax assets consist entirely of the benefit from net operating loss (NOL) carry forwards.  The net operating loss carry forward if not used, will expire in various years through 2034, and is severely restricted as per the Internal Revenue code due to the change in ownership.  The Company’s deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carry forwards.  Net operating loss carry forwards may be further limited by other provisions of the tax laws. Our income tax returns are no longer subject to Federal tax examinations by tax authorities for years before June 30, 2009.

ALADDIN INTERNATIONAL, INC

NOTES TO FINANCIAL STATEMENTS

June 30, 2014 and 2013

(References to the periods ended September 20, 2014 and 2013 are unaudited)

The Company’s deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

Year Ending	Estimated NOL Carry-forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Change in Valuation Allowance	Net Tax Benefit
June 30, 2014	249,939	Various	46,239	(46,239)	(348)	—
June 30, 2013	252,047	Various	46,629	(46,629)	(390)	—

Income taxes at the statutory rate are reconciled to the Company’s actual income taxes as follows:

Income tax benefit at statutory rate resulting from net operating loss carryforward	(15.0)%
State tax (benefit) net of Federal benefit	(3.5)%
Deferred income tax valuation allowance	18.5%
Actual tax rate	—

(3) Common Stock

Pursuant to the Articles of Incorporation as amended, the Company is authorized to issue 10,000,000 common shares with no par value.  There were 909,687 shares of common stock issued and outstanding at June 30, 2014 and 2013, and 4,548,435 shares of common stock issued and outstanding at September 30, 2014.

On February 14, 2008, the Company entered into a Stock Purchase Agreement, subject to certain contingencies, with Michael Friess and Sanford Schwartz.  On July 16, 2014, Mr. Friess and Mr. Schwartz purchased 3,638,748 shares of the Company’s common stock (representing 80% of the then-to-be outstanding shares of the Company’s common stock) for $20,000, resulting in a change in control of the Company.  In connection with the purchase of the common stock, the current members of the Company’s Board of Directors resigned and Mr. Friess and Mr. Schwartz were elected to the Company’s Board of Directors. Further, Mr. Friess was appointed CEO of the Company, and Mr. Schwartz was appointed CFO and Secretary.

(4) Related Party Transactions

The Company uses the offices of its President for its minimal office facility needs for no consideration.  No provision for these costs has been provided since it has been determined that they are immaterial.

At June 30, 2014 and 2013, the Company owed a related party for expenses paid on behalf of the Company totaling $2,499 and $2,499, respectively.  The advances are uncollateralized and are due on demand. Imputed interest for the years ended June 30, 2014 and 2013 of $169 and $169, respectively, was recorded with an increase to additional paid-in-capital. On July 16, 2014, Mr. Friess and Mr. Schwartz released the Company of debt totaling $2,499, resulting in a reclassification of the related party debt to additional paid-in capital.

(5) Subsequent Events

The Company has evaluated events subsequent to June 30, 2014 and through the date the financial statements were available to be issued, to assess the need for potential recognition or disclosure in this report.

On July 16, 2014, Mr. Friess and Mr. Schwartz purchased 3,638,748 shares of the Company’s common stock (representing 80% of the then-to-be outstanding shares of the Company’s common stock) for $20,000, resulting in a change in control of the Company.  In connection with the purchase of the common stock, the current members of the Company’s Board of Directors resigned and Mr. Friess and Mr. Schwartz were elected to the Company’s Board of Directors. Further, Mr. Friess was appointed CEO of the Company, and Mr. Schwartz was appointed CFO and Secretary.

On July 16, 2014, Mr. Friess and Mr. Schwartz released the Company of debt totaling $2,499, resulting in a reclassification of the related party debt to additional paid-in capital.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

(a)

During the past two fiscal years and the interim period to date thereof, no independent accountant who was previously engaged to audit the Company’s financial statements has resigned or declined to stand for election to serve as the Company’s independent accountants nor has the Company dismissed any such accountant.

(b)

Schumacher & Associates, Inc. were engaged as independent accountants as of July 9, 2014.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Index to Financial Statements – see Item 13

(b)

Index to Exhibits.

3.1

Registrant’s Articles of Incorporation.

3.2

Registrant’s Bylaws.

4.1

Form of stock certificate for Registrant’s common stock.

10.1

Agreement between Registrant and Michael Friess and Sanford Schwartz dated February 14, 2008.

SIGNATURES

In accordance with Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aladdin International, Inc.

Date: October 24, 2014	By	/s/ Michael Friess
Michael Friess, President and Chief Executive Officer

Index of Exhibits

3.1

Registrant’s Articles of Incorporation.

3.2

Registrant’s Bylaws.

4.1

Form of stock certificate for Registrant’s common stock.

10.1

Agreement between Registrant and Michael Friess and Sanford Schwartz dated February 14, 2008.